QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(i)(2)

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

        AGREEMENT, made as of October 10, 2001, by and between AEP Industries Inc., a Delaware Corporation (the "Company") and J. Brendan Barba ("Executive").

        WHEREAS, by Employment Agreement, dated as of October 11, 1996, between the Company and the Executive (the "Employment Agreement"), the Company employed Executive for a term which shall expire on October 11, 2001, and

        WHEREAS, the Company and Executive desire that the employment of Executive by the Company pursuant to the Employment Agreement be extended for a term of one year.

        IT IS, THEREFORE, hereby agreed by and between the parties, as follows:

        1.    Paragraph 2 of the Employment Agreement is hereby modified so that the term of employment of Executive by the Company shall terminate on the earlier of (i) October 11, 2002, and (ii) termination of Executive's employment pursuant to the Employment Agreement (such term of employment as hereby extended being known herein as the "Term"); provided, however, that any termination of employment by Executive (other than for death or Permanent Disability) may only be made upon thirty (30) days prior written notice to the Company.

        2.    Except as herein specifically modified, all of the terms and conditions of the Employment Agreement are continued in full force and effect.

        IN WITNESS WHEREOF, the parties have duly executed and entered into this Agreement, as of the date first above written.

AEP INDUSTRIES INC.
By:	S/A PAUL M FEENEY
	Name: Title:	Paul M. Feeney Executive Vice President
S/A J. BRENDAN BARBA J. Brendan Barba, Executive

QuickLinks

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT